                                                                    EXHIBIT 10.2

                                    EXHIBIT B

                              COMMITMENT AGREEMENT

      COMMITMENT AGREEMENT dated as of September 14, 2005 (this "Agreement") among Certegy, Inc., a Georgia corporation ("C Co") and the persons listed on SCHEDULE A hereto (each, a "Stockholder" and, collectively, the "Stockholders").

      WHEREAS, C Co, C Co Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of C Co ("Merger Co"), and Fidelity National Information Services, Inc., a Delaware corporation ("F Co") propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

      WHEREAS each Stockholder owns the number of shares of F Co Common Stock set forth opposite its name on SCHEDULE A hereto (such shares of F Co Common Stock, together with any other shares of capital stock of F Co acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares" of such Stockholder); and

      WHEREAS, as a condition to its willingness to enter into the Merger Agreement, C Co has requested that each Stockholder enter into this Agreement.

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to C Co as of the date hereof in respect of himself, herself or itself as follows:

            (a) Organization; Authority; Execution and Delivery; No Conflicts; Enforceability. The Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. The Stockholder has all requisite power and authority to execute and deliver this Agreement and the written consent in the form attached as Exhibit J to the Merger Agreement (the "Stockholder Consent") and to perform its obligations hereunder and comply with the terms hereof. The execution and delivery by the Stockholder of this Agreement and its Stockholder Consent and the performance of its obligations hereunder and compliance with the terms hereof have been duly authorized by all necessary action on the part of the Stockholder. The Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. The execution and delivery by the Stockholder of this Agreement do not, and the execution and delivery by the Stockholder of its Stockholder Consent and the performance of its obligations hereunder and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (other than Liens created pursuant to this Agreement) upon any of the assets of the Stockholder under, any provision of (i) any organizational documents of the Stockholder, (ii) any

Contract to which the Stockholder is a party or by which assets of the Stockholder are bound or (iii) subject to the filings and other matters referred to in the next sentence, any provision of any stature, law, ordinance, regulation, rule, code, executive order, judgment, injunction, decree or other order ("Law") applicable to the Stockholder or the assets of the Stockholder, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not materially impaired or delayed, and are not reasonably likely to materially impair or delay, the Stockholder's ability to perform its obligations hereunder or comply with the terms hereof. No Consent of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the execution and delivery of its Stockholder Consent or the performance of its obligations hereunder or the compliance with the terms hereof other than (x) compliance with and filings under the HSR Act, (y) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and (z) such other Consents, registrations, declarations or filings that are contemplated by the Merger Agreement or the failure of which to obtain or make are not, individually or in the aggregate, reasonably likely to materially impair or delay the Stockholder's ability to perform its obligations hereunder or comply with the terms hereof.

            (b) The Subject Shares. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on SCHEDULE A attached hereto, free and clear of any Liens (other than Liens created pursuant to the terms of this Agreement or arising under federal or state securities Laws). The Stockholder does not own, of record or beneficially, any shares of capital stock of F Co other than the Subject Shares set forth opposite its name on SCHEDULE A attached hereto. The Stockholder has the sole right to vote such Subject Shares, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer (as defined below) of such Subject Shares, except as contemplated by this Agreement, and except as set forth in the Stockholders Agreement, dated as of March 9, 2005, among F Co. and the Stockholders (the "F Co Stockholders Agreement"), and the Stockholder hereby
(i) waives any rights it may have under the F Co Stockholders Agreement that would in any way limit the ability of the other Stockholders to perform their respective obligations under this Agreement, and (ii) agrees that it will take such action as is necessary to cause the F Co Stockholders Agreement to be terminated immediately prior to consummation of the Merger.

            (c) Investor Representations. The Stockholder acknowledges that the C Co Common Stock to be issued pursuant to the Merger Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in
Section 4(2) thereof and Regulation D promulgated thereunder. In connection therewith: (i) the Stockholder hereby represents and warrants to C Co that (A) it is an "accredited investor" as such term is defined under the Securities Act, or, alternatively, has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in C Co and the C Co Common Stock, and (B) the shares of C Co Common Stock to be issued to such Stockholder pursuant to the Merger Agreement are being purchased for investment for the account of such Stockholder and without the intent of participating directly or indirectly in a distribution of such shares in violation of the Securities Act or other applicable securities laws; (ii) in addition to any legend imposed by applicable state securities laws, the certificates representing the shares of C Co Common Stock to be issued pursuant to the Merger Agreement will bear the restrictive legends set forth in the Merger Agreement and the Shareholders Agreement, and stop transfer orders shall be placed against the transfer thereof with C Co's transfer agent; and (iii) the shares of C Co Common Stock to be issued pursuant to the Merger will be subject to transfer restrictions imposed by federal and state securities laws, and as set forth in the Shareholders Agreement or the Lock-Up Agreement, as applicable.

      SECTION 2. Additional Representations and Warranties of F Co Parent. In addition to the representations and warranties made under Section 2 hereof, Fidelity National Financial, Inc., a Delaware corporation ("F Co Parent"), hereby represents and warrants to C Co as of the date hereof as follows:

            (a) Information Supplied. None of the information supplied by the F Co Parent for inclusion or incorporation by reference in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to C Co's shareholders or at the time of the C Co Shareholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to C Co's shareholders or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by F Co Parent with respect to statements made or incorporated by reference therein based on information supplied by C Co in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All Other Filings that are filed by F Co Parent will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

            (b) Brokers. No broker, finder or investment banker other than Bear, Stearns & Co, Inc. and Stephens Inc. is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of F Co Parent.

      SECTION 3. Representations and Warranties of C Co. C Co hereby represents and warrants to each Stockholder and F Co as follows: C Co is duly organized, validly existing and in good standing under the laws of the State of Georgia. C Co has all requisite corporate power and authority to execute and deliver this Agreement. The execution and delivery by C Co of this Agreement has been duly authorized by all necessary action on the part of C Co. C Co has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of C Co, enforceable against C Co in accordance with its terms. The execution and delivery by C Co of this Agreement do not and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien upon any of the properties or assets of C Co under, any provision of (i) any organizational documents of C Co,
(ii) any Contract to which C Co is a party or by which any assets of C Co are bound or (iii) subject to the filings and other matters referred to in the next sentence, any provision of any Law applicable to C Co or the assets of C Co, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not, and are not reasonably likely to, materially impair or delay C Co's ability to consummate the transactions contemplated by the Merger Agreement.

No Consent of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to C Co in connection with the execution, delivery and performance of this Agreement or the performance of its obligations hereunder or the compliance with the terms hereof other than (x) compliance with and filings under the HSR Act, (y) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and (z) such other Consents, registrations, declarations or filings that are contemplated by or disclosed pursuant to the Merger Agreement or the failure of which to obtain or make are not, individually or in the aggregate, reasonably likely to materially impair or delay C Co's ability to perform its obligations hereunder or comply with the terms hereof.

      SECTION 4. Covenants of Each Stockholder. Each Stockholder, severally and not jointly, covenants and agrees as follows:

            (a) Immediately following the execution and delivery of the Merger Agreement, the Stockholder shall execute and deliver the Stockholder Consent to the Company. The Stockholder will not thereafter revoke or modify, or encourage other Stockholders to revoke or modify, the Stockholder Consent, and the Stockholder will not thereafter execute another written consent or vote (or cause to be voted) the Subject Shares of the Stockholder for any proposal that will approve any action in conflict with the Stockholder Consent or that would otherwise be reasonably likely to impede, frustrate, prevent or nullify any provision of the Merger Agreement, the Merger or the consummation of any of the transactions contemplated hereby or thereby.

            (b) The Stockholder shall not Transfer, or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any Contract, option or other arrangement with respect to the Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or any interest therein, to any person other than pursuant to the Merger Agreement, other than pursuant to this Agreement or another Ancillary Agreement, and shall not commit or agree to take any of the foregoing actions. Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Subject Shares; provided, however, that a merger, consolidation or similar business combination transaction in which F Co Parent is a constituent corporation (or otherwise a party including, for the avoidance of doubt, a transaction pursuant to which a Person acquires all or a portion of F Co Parent's outstanding capital stock, whether by tender or exchange offer, by share exchange, or otherwise) shall not be deemed to be the Transfer of any Subject Shares beneficially owned by F Co Parent or any of its Subsidiaries, provided that the primary purpose of any such transaction is not to avoid the provisions of this Agreement and that the successor or surviving person to such a merger, consolidation or similar business combination transaction, if not F Co Parent, expressly assumes all obligations of F Co Parent under this Agreement. For purposes of this Agreement, the term Transfer shall include the sale of an Affiliate of F Co Parent or F Co Parent's interest in an Affiliate that beneficially owns Subject Shares unless such Transfer is in connection with a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction referred to in the first proviso of the previous sentence.

            (c) At or prior to the Closing, the Stockholder shall execute and deliver each Ancillary Agreement to which it has been designated to become a party thereto pursuant to the Merger Agreement.

            (d) Each Stockholder hereby agrees that effective immediately prior to the Effective Time, each of (i) the Stockholders Agreement, dated as of March 9, 2005, by and among the F Co and the Stockholders, and (ii) the Registration Rights Agreement, dated as of March 9, 2005, by and among F Co and the Stockholders shall be automatically terminated without any further action on the part of any party hereto, and thereafter such Stockholders Agreement and Registration Rights Agreement shall be of no further force or effect. TPG GenPar IV, L.P. agrees that effective immediately prior to the Effective Time, that the Management Agreement, dated as of March 9, 2005, by and between F Co and TPG GenPar IV, L.P. shall be automatically terminated without any further action on the part of any party hereto, and thereafter such Management Agreement shall be of no further force or effect. THL Managers V, LLC agrees that effective immediately prior to the Effective Time, that the Management Agreement, dated as of March 9, 2005, by and between F Co and THL Managers V, LLC shall be automatically terminated without any further action on the part of any party hereto, and thereafter such Management Agreement shall be of no further force or effect. Evercore Advisors L.L.C. agrees that effective immediately prior to the Effective Time, that the Management Agreement, dated as of March 9, 2005, by and between F Co and Evercore Advisors L.L.C. shall be automatically terminated without any further action on the part of any party hereto, and thereafter such Management Agreement shall be of no further force or effect.

            (e) Each Stockholder (other than F Co Parent) hereby agrees that, effective as of the Effective Time and thereafter, such Stockholder shall have no rights to approve or veto any changes or amendments to the Intercompany Agreements.

      SECTION 5. Additional Covenants of F Co Parent. F Co Parent covenants and agrees as follows:

            (a) As promptly as practicable following the date of this Agreement F Co Parent shall, or shall cause its affiliates to, prepare and file with the SEC all Other Filings that are required to be filed by it in connection with the transactions contemplated by the Merger Agreement. F Co Parent shall timely furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements or other filings prepared in connection with transactions of the type contemplated by the Merger Agreement. F Co Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Other Filings. F Co Parent shall promptly notify C Co upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Other Filings, and shall provide C Co with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Other Filings. If at any time prior to the C Co Shareholders' Meeting, any information relating to F Co Parent or any of its affiliates, officers or directors, should be discovered by F Co Parent which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it shall promptly notify C Co so that an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable law, disseminated to the shareholders of C Co. Notwithstanding anything to the contrary stated above, prior to filing the Other Filings (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, F Co Parent shall provide C Co an opportunity to review and comment on such document or response.

            (b) F Co Parent shall take such action as is necessary by it to amend the Intercompany Agreements in the manner contemplated by Section 6.16 of the Merger Agreement on or prior to the Effective Time.

            (c) F Co Parent shall not issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, any other Ancillary Agreement, the Merger or any other transaction contemplated hereby or thereby without the prior consent of C Co, except as may be required by applicable law, requirements of the NYSE or court process after using its reasonable best efforts to consult with C Co and providing it with a reasonable opportunity for review and comment on such press release or other public statement to the extent practicable.

            (d) F Co Parent shall give prompt notice to C Co of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause a breach of any of the representations and warranties set forth in Sections 2 or 3 hereof, (ii) any failure of F Co Parent to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder. In addition, F Co Parent shall give prompt written notice to C Co of any notice or other communication (x) from any person and the response thereto of F Co Parent or its Representatives alleging that the consent of such person is or may be required in connection with the Merger Agreement or the Merger, and (y) from any Governmental Authority and the response thereto of F Co Parent or its Representatives in connection with the Merger Agreement or the Merger.

            (e) Except as contemplated by any provision of the Merger Agreement, as required by law, or as set forth in Section 5.02 of the F Co Disclosure Schedule, F Co Parent will not, between the date of this Agreement and the Effective Time, without the prior written consent of C Co (which consent shall not be unreasonably withheld or delayed) take any action that, to the knowledge of F Co Parent, would reasonably be likely to prevent or materially delay satisfaction of the conditions contained in Section 7.01 or 7.02 of the Merger Agreement or the consummation of the Merger.

            (f) F Co Parent agrees to use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise required of it in order to consummate the Merger, (ii) obtain from Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by it in connection with the authorization, execution and delivery of this Agreement, or in connection with the Merger and the transactions contemplated by the Merger Agreement, (iii) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as C Co may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement. In addition, F Co Parent agrees that it will cooperate fully (including, without limitation, by providing all information reasonably requested of it) with the other parties in promptly seeking to obtain all authorizations, consents, orders and approvals required to be obtained by C Co and F Co in order to effect the Merger, including without limitation those required under the HSR Act or any other applicable antitrust, competition or fair trade laws with respect to the Merger.

      SECTION 6. Indemnification.

            (a) Each Stockholder and F Co shall execute and deliver an amendment to that certain Amended & Restated Stock Purchase Agreement, dated as of March 8, 2005, among F Co and the Stockholders in the form of EXHIBIT A attached hereto, on or prior to the Effective Time.

            (b) F Co Parent shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, C Co, F Co, their respective officers, directors, agents, and employees (each, an "Indemnified Party"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, "Losses"), as incurred, arising or resulting from, whether such Losses arise or accrue prior to, on or following the Effective Time, any untrue or alleged untrue statement of a material fact contained in any Proxy Statement, whether preliminary or definitive, or in any amendment or supplements thereto, or any Other Filing, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information that F Co Parent furnished in writing to C Co expressly for use in any such Proxy Statement or which C Co incorporated by reference from F Co Parent's SEC Reports. Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

            (c) C Co shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, F Co Parent and its respective officers, directors, agents, and employees (each, an "F Co Parent Indemnified Party"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, "F Co Parent Losses"), as incurred, arising or resulting from, whether such F Co Parent Losses arise or accrue prior to, on or following the Effective Time, any untrue or alleged untrue statement of a material fact contained in any Proxy Statement, whether preliminary or definitive, or in any amendment or supplements thereto, or any Other Filing, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information that C Co furnished for use in any such Proxy Statement. Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such F Co Parent Indemnified Party.

      SECTION 7. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, other than with respect to the liability of any party for breach hereof prior to such termination.

      SECTION 8. Additional Matters.

            (a) Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as C Co may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.

            (b) Each Stockholder signs solely in its capacity as the record holder and beneficial owner of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a partner or an officer, employee or agent of a Stockholder, in his or her capacity as an officer or director of F Co in exercising his or her rights under the Merger Agreement to the extent that such actions are expressly and specifically permitted under the Merger Agreement.

      SECTION 9. General Provisions.

            (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

            (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to C Co in accordance with
Section 9.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on SCHEDULE A hereto (or at such other address for a party as shall be specified by like notice).

            (c) Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereby", "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented unless otherwise specified. References to a person are also to its permitted successors and assigns.

            (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

            (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against any Stockholder when one or more counterparts have been executed by such Stockholder and delivered to C Co. In respect of each Stockholder, this Agreement shall become effective against C Co when one or more counterparts have been signed by C Co and delivered to each Stockholder. Each party need not sign the same counterpart.

            (f) Entire Agreement; No Third-Party Beneficiaries. This Agreement
(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent the Laws of Delaware are mandatorily applicable to the Merger.

            (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise, by C Co without the prior written consent of each Stockholder or by any Stockholder without the prior written consent of C Co, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            (i) Enforcement. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court located in Jacksonville, Florida. The parties hereby (i) submit to the exclusive jurisdiction of any state or federal court located in Jacksonville, Florida for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Merger may not be enforced in or by any of the above-named courts.

            (j) Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, C Co has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                 CERTEGY INC.

                                 By: /s/ Lee A. Kennedy
                                    Name:Lee A. Kennedy
                                    Title:Chairman and Chief Executive Officer

                                 FIDELITY NATIONAL FINANCIAL, INC.

                                 By: /s/ William P. Foley, II
                                    Name: William P. Foley, II
                                    Title:Chairman and Chief Executive Officer

               [Signature pages of the Other Stockholders follow]

                                   SCHEDULE A

                    Name and Address                                             Number of Subject Shares
                     of Stockholder                                           Owned of Record or Beneficially
--------------------------------------------------------                      -------------------------------
THL FNIS Holdings, LLC(1)                                                                21,776,447
Thomas H, Lee Equity (Cayman) Fund V, L.P.(1)                                               238,236
Putnam Investment Holdings, LLC(1)                                                          135,499
Putnam Investments Employees' Securities Company I LLC(1)                                   116,437
Putnam Investments Employees' Securities Company II LLC(1)                                  103,962
Thomas H. Lee Investors Limited Partnership(1)                                              129,419
TPG FNIS Holdings, LLC(2)                                                                20,726,179
TPG Parallel III, L.P.(2)                                                                   892,523
TPG Investors III, L.P.(2)                                                                  450,148
FOF Partners III, L.P.(2)                                                                    10,828
FOF Partners III-B, L.P.(2)                                                                 240,671
TPG Dutch Parallel III, C.V.(2)                                                             179,651
Evercore METC Capital Partners II, L.P.(3)                                                3,000,000
Banc of America Capital Investors, L.P.(4)                                                2,000,000
Fidelity National Financial, Inc.(5)                                                    150,000,000
                                                                                        -----------
Total                                                                                   200,000,000
                                                                                        ===========

Addresses:

(1) c/o Thomas H. Lee Partners, L.P.
100 Federal Street
Boston, MA 02110
Attention: Thomas Hagerty and Seth Lawry

(2) c/o Texas Pacific Group
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Attention: David Spuria

(3) c/o Evercore Partners
55 East 52nd Street, 43rd Floor
New York, NY 10055
Attention: Neeraj Mital

(4) Banc of America Capital Investors, L.P.
Bank of America Corporate Center
100 North Tryon Street, 25th Floor
NC1-007-25-02
Charlotte, NC 28255
Attention: Robert L. Edwards, Jr.

(5) Fidelity National Financial, Inc.
601 Riverside Avenue, 12th Floor
Jacksonville, FL 32204
Attention: Todd C. Johnson

                                    EXHIBIT A

                             FORM OF AMENDMENT NO. 1
                                       TO
                   AMENDED & RESTATED STOCK PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO AMENDED & RESTATED STOCK PURCHASE AGREEMENT (this "Amendment"), is made and entered into as of this _____ day of ______________, by and among Fidelity National Information Services, Inc., a Delaware corporation ("Company"), Fidelity National Financial, Inc., a Delaware corporation ("Parent"), and each of the Persons listed as "Purchasers" on the signature pages hereto (collectively, the "Purchasers").

                                   WITNESSETH:

      WHEREAS, the Company, Parent and the Purchasers are parties to that certain Amended & Restated Stock Purchase Agreement, dated March 8, 2005 (the "Purchase Agreement"), with respect to the acquisition by the Purchasers of shares of common stock, par value $0.0001 per share, of the Company;

      WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated September 14, 2005, among the Company, Certegy Inc., a Georgia corporation ("C Co"), and C Co Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of C Co ("Merger Co"), which provides for, among other things, the merger of the Company with and into Merger Co (the "Merger"), and the conversion of shares of the Company's common stock outstanding immediately prior to the Merger into the right to receive shares of common stock of C Co; and

      WHEREAS, the parties hereto desire to amend the Purchase Agreement in order to provide for the continuation of certain provisions of the Purchase Agreement following the Merger, and to make certain other changes;

      NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS AND ACKNOWLEDGMENTS.

      (a) The first sentence of Section 8.1(a) is hereby amended by substitution of the following phrase "the date that is 45 days after receipt by the Purchasers of the consolidated audited financial statements of the Company and its Subsidiaries for the fiscal year ending December 31, 2005" with the following phrase "the date that is 45 days after receipt by C Co of the consolidated audited financial statements of C Co and its Subsidiaries for the fiscal year ending December 31, 2005."

      (b) Parent hereby acknowledges and agrees that its indemnification obligations under Section 8.2(a) in favor of the Purchasers, the Company and their Affiliates, shall survive the Merger and continue in favor of the Purchasers, Merger Co and their Affiliates upon and following the effective time of the Merger. In furtherance of, and without limitation to, the foregoing, the parties hereby agree that for purposes of Section 8.2(a), the term "Shares" shall be deemed to include the shares of C Co common stock to be issued to the Company's stockholders in connection with the Merger.

      (c) The parties hereby acknowledge and agree that Merger Co shall be deemed to be a "successor" or "permitted assign" for purposes of Section 10.3 of the Purchase Agreement, such that the Purchase Agreement shall be binding upon and inure to the benefit of Merger Co upon and following the effective time of the Merger.

2. DEFINED TERMS. All capitalized terms used in this Amendment and not defined herein shall have the meaning given such terms in the Purchase Agreement.

3. CONFIRMATION OF AGREEMENT. As expressly modified pursuant to this Amendment, the Agreement remains in full force and effect. This Amendment shall be governed by all of the provisions in Article X of the Agreement.

4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

                         [signatures on following pages]